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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the use of our report dated January 16, 1998 in the Registration Statement (Form S-4) and related Prospectus of Covad Communications Group, Inc. for the registration of $260,000,000 of 13 1/2% Senior Discount Notes due March 15, 2008, Series B.

                                  /s/ Ernst & Young LLP



San Jose, California
April 24, 1998